Exhibit 99.1

3M to Acquire Ceradyne, Inc.
Acquisition Broadens 3M’s Ceramic Platform

ST. PAUL, Minn. & COSTA MESA, Calif. – Oct. 1, 2012 – 3M (NYSE:MMM) and Ceradyne, Inc. (NASDAQ:CRDN) announced today that they have entered into a definitive agreement for 3M’s acquisition of Ceradyne, Inc. for $35.00 per share. The proposed transaction has an aggregate value of approximately $860 million, or approximately $670 million net of cash, cash equivalents, short-term investments and debt acquired.

The agreement provides for a subsidiary of 3M to commence a tender offer to purchase all outstanding shares of Ceradyne within ten business days. The Board of Directors of Ceradyne has unanimously recommended that the stockholders of Ceradyne accept the offer. The offer will be subject to the tender of a majority of Ceradyne’s shares and to certain other customary closing conditions. The transaction is expected to close during the fourth quarter of this year.

Headquartered in Costa Mesa, Calif., with operations in the U.S., Canada, China and Germany, Ceradyne has annual revenue of approximately $500 million. Ceradyne is a worldwide leader in the development and production of advanced technical ceramics for demanding applications in the automotive, oil and gas, solar, industrial, electronics and defense industries. The unique characteristics of advanced technical ceramics offer significant advantages over traditional materials such as metals and plastics.

The combination of Ceradyne and 3M will enable new technologies and innovation for uniquely tailored materials requiring advanced ceramics. Ceradyne will join the 3M Energy and Advanced Materials Division within 3M’s Industrial and Transportation Business. The 3M Energy and Advanced Materials Division provides valued materials for lightweight solutions and materials for performance in harsh environments to customers in a broad array of growth industries.

3M Industrial and Transportation Business Executive Vice President Chris Holmes said, “Ceradyne is a strong company with a great reputation, world-class technology in advanced ceramics, and leadership positions in the markets it serves. Ceradyne is an excellent complement to our existing businesses in transportation, energy markets and defense.  By joining 3M, Ceradyne associates will have the opportunity to use the power of 3M’s global reach, culture of commercializing new products and operational discipline to accelerate this platform in serving our customers with highly valued solutions.”

“3M is renowned for its innovation, its R&D and its global reach,” said Joel Moskowitz, CEO, Ceradyne, Inc. “This is a great fit and I know that advanced ceramics technologies have a tremendous future within 3M and can contribute to the development of unique solutions for many demanding applications.”

On a GAAP reported basis, 3M estimates the acquisition to be $0.05 dilutive to earnings in the first 12 months following completion of the transaction. Excluding purchase accounting adjustments and anticipated integration expenses, 3M estimates the acquisition to be $0.01 accretive to earnings over the same period.

Credit Suisse acted as exclusive financial advisor to 3M. Citibank acted as financial advisor to Ceradyne.

Additional Information

The tender offer described in this news release has not yet commenced. This news release and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Ceradyne, Inc. At the time the tender offer is commenced, 3M and its wholly owned subsidiary, Cyborg Acquisition Corporation, intend to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Ceradyne intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. 3M, Cyborg Acquisition Corporation and Ceradyne intend to mail these documents to the stockholders of Ceradyne. These documents will contain important information about the tender offer and stockholders of Ceradyne are urged to read them carefully when they become available.  Stockholders of Ceradyne will be able to obtain a free copy of these documents (when they become available) and other documents filed by Ceradyne, 3M or Cyborg Acquisition Corporation with the SEC at the website maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the information agent named in the offer to purchase or from 3M.

Forward-Looking Statements

This news release contains forward-looking statements about 3M’s and Ceradyne’s financial results and estimates and/or business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “target,” “forecast,” “future,” “opportunity,” “accelerate” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such statements. Such risks and uncertainties include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Ceradyne, Inc. stockholders will tender their shares of Ceradyne stock in the tender offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; any conditions imposed by governmental or regulatory authorities in connection with consummation of the tender offer and the merger; satisfaction of various other conditions to the completion of the tender offer and the merger contemplated by the merger agreement; the possibility that expected benefits may not materialize as expected; and other risk factors as set forth from time to time in 3M’s and Ceradyne’s filings with the SEC. The factors that could cause actual results to differ materially include the following: (1) worldwide economic and capital markets conditions and other factors beyond 3M’s or Ceradyne’s control, including natural and other disasters affecting the operations of 3M, Ceradyne or their respective customers and suppliers; (2) 3M’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) security breaches and other disruptions to 3M’s information technology infrastructure; and (10) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in 3M’s Annual Report on Form 10-K for the year ended December 31, 2011 and its subsequent quarterly reports on Form 10-Q (the “3M Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the 3M Reports under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk” in Part I, Item 1A and Part II, Items 7 and 7A (Annual Report) and in Part I, Items 2 and 3 and Part II, Item 1A (Quarterly Report) and in Part I, Item 1A of Ceradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 under “Risk Factors.” The information contained in this news release is as of the date indicated. 3M and Ceradyne assume no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About Ceradyne, Inc.

Founded in 1967, Ceradyne has diversified its product lines to capture opportunities created by the growing demand for better materials performance. Ceradyne develops, manufactures and markets advanced technical ceramic products and components for defense, industrial, energy, automotive/diesel and commercial applications. Additional information can be found at Ceradyne’s website: www.Ceradyne.com.

About 3M

3M captures the spark of new ideas and transforms them into thousands of ingenious products. Our culture of creative collaboration inspires a never-ending stream of powerful technologies that make life better. 3M is the innovation company that never stops inventing. With $30 billion in sales, 3M employs 84,000 people worldwide and has operations in more than 65 countries. For more information, visit www.3M.com or follow @3MNews on Twitter.

Media Contact:
Donna Fleming Runyon, 3M
(651) 736-7646

Gene Heller/ Phil Bourdillon, Silverman Heller Associates, Ceradyne, Inc.
(310) 208-2550

Investor Contacts:
Matt Ginter, 3M
(651) 733-8206

Bruce Jermeland, 3M
(651) 733-1807

Jerrold J. Pellizzon, Ceradyne, Inc.
(714) 549-0421